Exhibit 99.1

Willdan Group Reports

First Quarter 2018 Results

Investment Community Conference Call Today at 5:30 p.m. Eastern Time

ANAHEIM, Calif. – May 3, 2018 – Willdan Group, Inc. (“Willdan”) (NASDAQ: WLDN), a provider of professional technical and consulting services, today reported financial results for its first quarter ended March 30, 2018.

First Quarter 2018 Highlights

•	Total contract revenue of $54.6 million
•	Net Revenue of $30.5 million
•	Net income of $2.2 million
•	Diluted earnings per share of $0.24

For the first quarter of 2018, Willdan reported total contract revenue of $54.6 million and net income of $2.2 million, or $0.24 per diluted share.  This compares with total contract revenue of $68.4 million and net income of $2.6 million, or $0.30 per diluted share, for the first quarter of 2017.  For the first quarter of 2018, Net Revenue, defined as revenue, net of subcontractor services and other direct costs (see “Use of Non-GAAP Financial Measures” below), was $30.5 million, up 7.3% compared to the same period in fiscal year 2017. The decrease in earnings per share was primarily attributable to a lower income tax benefit in 2018.

“Our first quarter results were in line with our expectations and reflect the change we have made to reduce the amount of pass-through revenue we recognize with little to no margin,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer.  “We are seeing a consistent level of activity in all of our major energy efficiency programs, as well as the positive impact from new programs we announced over the last year, including ComEd in Illinois and Potomac Edison in Maryland.  Today, we also announced our largest performance contract to date, the $14 million win with the Pueblo School District in Colorado.  We also continue to execute on our M&A strategy, having completed the acquisition of Newcomb Anderson McCormick, Inc. (NAM) at the end of April.  NAM provides mechanical engineering and energy efficiency expertise that will significantly enhance our capabilities in California.  We believe NAM’s experience will also strengthen our ability to capitalize on the growth in outsourced energy efficiency services programs among California utilities over the next several years.”

First Quarter 2018 Financial Highlights

Total contract revenue for the first quarter of 2018 was $54.6 million, a decrease of 20.1% from $68.4 million for the first quarter of 2017.  Contract revenue for the Energy segment was $37.3 million for the first quarter of 2018, a decline of 25.5% from $50.1 million for the first quarter of 2017.  The decrease was primarily attributable to the reduction in pass-through equipment costs, for which the Company receives little or no margin.  Contract revenue for the Engineering and Consulting segment was $17.3 million, a decrease of 5.3% from $18.2 million for the first quarter of 2017.

Net Revenue for the first quarter of 2018 was $30.5 million, an increase of 7.3% from $28.5 million for the first quarter of 2017.  The increase was primarily due to a ramp up in new programs within the Energy segment.  Net Revenue in the Energy segment was $16.3 million for the first quarter of 2018, an increase of 11.3% over the same period last year.  Net Revenue in the Engineering and Consulting segment was $14.2 million for the first quarter of 2018,  an increase of 3.0% over the same period last year.

Willdan Group, Inc.

Direct costs of contract revenue were $35.1 million for the first quarter of 2018, a decrease of 30.8%, from $50.7 million for the first quarter of 2017.  The decrease was primarily due to reduced pass-through equipment expenses related to our Energy segment work.

Total general and administrative expenses for the first quarter of 2018 was $17.6 million, an increase of 11.9% from $15.7 million for the first quarter of 2017,  primarily due to an increase in salaries and wages resulting from higher payroll taxes and stock-based compensation expense.

The Company recorded an income tax benefit of approximately $242,000 in the first quarter of 2018, compared to an income tax benefit of $673,000 for the prior year period.  The year over year decrease of $431,000, or 64.0%, is due to significant tax deductions related to stock option exercises and an adjustment to a deferred tax asset included in the 2017 provision but not applicable to the 2018 provision.  However, these 2017 provision deductions were partially replaced by deductions attributable to Section 179D that was enacted during the first quarter of 2018 and expected to be taken on the 2017 tax return when filed.  In addition, the 2018 tax provision reflects a reduction in the corporate tax rate to 21% pursuant to the Tax Cuts and Jobs Act, which was enacted on December 22, 2017.  During the three months ended March 30, 2018, the difference between the tax benefit recorded and the expense that would be recorded by applying the federal statutory rate is primarily attributable to tax deductions related to Section 179D.  In accordance with Accounting Standards Update 2016-09 (see Note 1 “Basis of Presentation, Organization and Operations of the Company” in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018), the income tax benefit related to Section 179D deductions has been included as a reduction of 48.1% to our effective tax rate for the three months ended March 30, 2018.  The effective tax rate also varies from the federal statutory rate due to the impact of state income tax expense and certain expenses that are non-deductible for tax purposes, including meals and entertainment and compensation expense related to our employee stock purchase plan and incentive stock options.

Net income for the first quarter of 2018 was $2.2 million, or $0.24 per diluted share, as compared to net income of $2.6 million, or $0.30 per diluted share, for the first quarter of 2017.

Adjusted EBITDA (see “Use of Non-GAAP Financial Measures” below) was $4.5 million for the first quarter of 2018, an increase of 25.9% from 3.6 million for the first quarter of 2017.  Adjusted EBITDA as a percentage of Net Revenue, was 14.7% in the first quarter of 2018, as compared with 12.6% for the first quarter of 2017.

Adjusted Net Income (see “Use of Non-GAAP Financial Measures” below) was $3.3 million for the first quarter of 2018, an increase of 4.8% from $3.1 million for the first quarter of 2017.  The increase in Adjusted Net Income was primarily due to an increase in Net Revenue, partially offset by the reduced tax benefit for the first quarter of 2018, as compared to the first quarter of 2017.  Adjusted Diluted EPS (see “Use of Non-GAAP Financial Measures” below) for the first quarter of 2018 remained relatively flat compared to the first quarter of 2017 at $0.37 per diluted share.

Balance Sheet

Willdan reported $5.4 million in cash and cash equivalents at March 30, 2018, as compared to $14.4 million at December 29, 2017.  The decrease in cash and cash equivalents was primarily due to $3.0 million in bonuses paid and $3.0 million in cash paid related to our prior acquisitions.

Outlook

Willdan reaffirmed its financial targets for fiscal year 2018:

•	Total Net Revenue of $130 - $140 million
•	Adjusted Diluted EPS of $1.95 - $2.05
•	Effective tax rate of approximately 23%
•	Diluted share count of 9.3 million shares
•	Depreciation of approximately $2.0 million

Willdan Group, Inc.

•	Amortization of approximately $3.0 million

Over the long-term, Willdan continues to target both organic and acquisitive Net Revenue growth of greater than 10%, resulting in total Net Revenue growth of greater than 20% per year.

Conference Call Details and Investor Report

Chief Executive Officer Thomas Brisbin and Chief Financial Officer Stacy McLaughlin will host a conference call today, May 3, 2018, at 5:30 p.m. Eastern/2:30 p.m. Pacific to discuss Willdan’s financial results and provide a business update.

Interested parties may participate in the conference call by dialing 877-260-1479 and providing conference ID 9171688.  The conference call will be webcast simultaneously on Willdan’s website at www.willdan.com under Investors: Events and the replay will be archived for at least 12 months.

The telephonic replay of the conference call may be accessed following the call by dialing 888-203-1112 and entering the passcode 9171688.  The replay will be available through May 17, 2018.

An Investor Report containing supplemental financial information can also be accessed on the home page of Willdan’s investor relations website.

About Willdan Group, Inc.

Willdan provides professional technical and consulting services, including comprehensive energy efficiency services, for utilities, private industry and public agencies throughout the United States. Willdan’s service offerings span a broad range of complementary services including energy efficiency and sustainability, engineering, construction management and planning, economic and financial consulting and national preparedness and interoperability. Willdan provides integrated technical solutions to extend the reach and resources of its clients and provides all services through its subsidiaries specialized in each segment. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” a non-GAAP financial measure, is a supplemental measure that Willdan believes enhances investors’ ability to analyze our business trend and performance because it substantially measures the work performed by our employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to our clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in our revenue when it is our contractual responsibility to procure or manage these activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of our business trends. Accordingly, Willdan segregates costs from revenue to promote a better understanding of our business by evaluating revenue exclusive of costs associated with external service providers. A reconciliation of contract revenue as reported in accordance with GAAP to revenue, net of subcontractor services and other direct costs is provided at the end of this news release.

Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted EBITDA as net income (loss) plus interest expense (income), income tax expense (benefit), stock-based compensation, interest accretion and depreciation and amortization. Adjusted EBITDA is not a measure of net income (loss) determined in accordance with GAAP. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Willdan Group, Inc.

Adjusted EBITDA has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital, stock-based compensation, as well as the historical costs of depreciable assets. Willdan’s definition of Adjusted EBITDA may also differ from those of many companies reporting similarly named measures. Willdan believes Adjusted EBITDA is useful to investors, research analysts, investment bankers and lenders because it removes the impact of certain non-operational items from its operational results, which may facilitate comparison of its results from period to period.  A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this news release.

“Adjusted Net Income” is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted Net Income as net income plus stock-based compensation. Adjusted Net Income has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP. A reconciliation of net income as reported in accordance with GAAP to Adjusted Net Income is provided at the end of this news release.

“Adjusted Diluted EPS” is a supplemental measure used by Willdan’s management to measure its operating performance. Willdan defines Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted-average shares outstanding. Adjusted Diluted EPS has limitations as an analytical tool and should not be considered as an alternative to, or more meaningful than, diluted EPS as determined in accordance with GAAP. A reconciliation of diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS is provided at the end of this news release.

Willdan’s definition of revenue, net of subcontractor services and other direct costs (Net Revenue), Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue and net income.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Willdan’s targets for fiscal year 2018 and the expected benefits of Willdan’s acquisitions of Integral Analytics, Inc. and NAM. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy market, changes in state, local and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts (including with its two primary customers) and to compete effectively for contracts awards through bidding processes and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 29, 2017 and the Quarterly Report on Form 10-Q for the quarter ended March 30, 2018. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Willdan Group, Inc.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 30,	December 29,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$5,353,000	$14,424,000
Accounts receivable, net of allowance for doubtful accounts of $466,000 and $369,000 at March 30, 2018 and December 29, 2017, respectively	20,597,000	38,441,000
Contract assets	42,297,000	24,732,000
Other receivables	1,985,000	1,833,000
Prepaid expenses and other current assets	3,265,000	3,760,000
Total current assets	73,497,000	83,190,000
Equipment and leasehold improvements, net	5,189,000	5,306,000
Goodwill	37,714,000	38,184,000
Other intangible assets, net	10,658,000	10,666,000
Other assets	924,000	826,000
Total assets	$127,982,000	$138,172,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,620,000	$20,826,000
Accrued liabilities	16,596,000	23,293,000
Contingent consideration payable	2,757,000	4,246,000
Contract liabilities	6,458,000	7,321,000
Notes payable	—	383,000
Capital lease obligations	298,000	289,000
Total current liabilities	41,729,000	56,358,000
Contingent consideration payable	4,467,000	5,062,000
Notes payable	2,500,000	2,500,000
Capital lease obligations, less current portion	223,000	160,000
Deferred lease obligations	676,000	614,000
Deferred income taxes, net	2,552,000	2,463,000
Other noncurrent liabilities	468,000	363,000
Total liabilities	52,615,000	67,520,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized; 8,861,000 and 8,799,000 shares issued and outstanding at March 30, 2018 and December 29, 2017, respectively	89,000	88,000
Additional paid-in capital	52,934,000	50,976,000
Retained earnings	22,344,000	19,588,000
Total stockholders’ equity	75,367,000	70,652,000
Total liabilities and stockholders’ equity	$127,982,000	$138,172,000

Willdan Group, Inc.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 30,	March 31,
	2018	2017

Contract revenue	$54,595,000	$68,351,000

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	10,998,000	10,801,000
Subcontractor services and other direct costs	24,069,000	39,895,000
Total direct costs of contract revenue	35,067,000	50,696,000

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	10,025,000	9,315,000
Facilities and facility related	1,209,000	1,124,000
Stock-based compensation	1,064,000	476,000
Depreciation and amortization	1,064,000	909,000
Other	4,192,000	3,867,000
Total general and administrative expenses	17,554,000	15,691,000
Income from operations	1,974,000	1,964,000

Other income (expense):
Interest expense, net	(23,000)	(33,000)
Other, net	10,000	37,000
Total other expense, net	(13,000)	4,000
Income before income taxes	1,961,000	1,968,000

Income tax benefit	(242,000)	(673,000)
Net income	$2,203,000	$2,641,000

Earnings per share:
Basic	$0.25	$0.32
Diluted	$0.24	$0.30

Weighted-average shares outstanding:
Basic	8,753,000	8,281,000
Diluted	9,185,000	8,854,000

Willdan Group, Inc.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$2,203,000	$2,641,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,101,000	919,000
Deferred income taxes, net	(126,000)	28,000
Provision for doubtful accounts	96,000	8,000
Stock-based compensation	1,064,000	476,000
Accretion and fair value adjustments of contingent consideration	338,000	167,000
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	9,628,000	(963,000)
Contract assets	(8,677,000)	(10,191,000)
Other receivables	(152,000)	471,000
Prepaid expenses and other current assets	495,000	(559,000)
Other assets	(98,000)	25,000
Accounts payable	(5,206,000)	2,475,000
Accrued liabilities	(6,592,000)	3,377,000
Contract liabilities	(863,000)	(256,000)
Deferred lease obligations	62,000	(6,000)
Net cash used in operating activities	(6,727,000)	(1,388,000)
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(144,000)	(583,000)
Net cash used in investing activities	(144,000)	(583,000)
Cash flows from financing activities:
Payments on contingent consideration	(2,622,000)	(1,508,000)
Payments on notes payable	(383,000)	(1,272,000)
Principal payments on capital leases	(90,000)	(121,000)
Proceeds from stock option exercise	279,000	1,300,000
Proceeds from sales of common stock under employee stock purchase plan	616,000	344,000
Net cash used in financing activities	(2,200,000)	(1,257,000)
Net decrease in cash and cash equivalents	(9,071,000)	(3,228,000)
Cash and cash equivalents at beginning of period	14,424,000	22,668,000
Cash and cash equivalents at end of period	$5,353,000	$19,440,000
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$23,000	$33,000
Income taxes	36,000	249,000
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under capital leases	162,000	32,000

Willdan Group, Inc.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(Non-GAAP Measure)

	Three Months Ended
	March 30,	March 31,
Consolidated	2018	2017
Contract revenue	$54,595,000	$68,351,000
Subcontractor services and other direct costs	24,069,000	39,895,000
Net Revenue	$30,526,000	$28,456,000

	Three Months Ended
	March 30,	March 31,
Energy segment	2018	2017
Contract revenue	$37,332,000	$50,114,000
Subcontractor services and other direct costs	20,999,000	35,440,000
Net Revenue	$16,333,000	$14,674,000

	Three Months Ended
	March 30,	March 31,
Engineering and Consulting segment	2018	2017
Contract revenue	$17,263,000	$18,237,000
Subcontractor services and other direct costs	3,070,000	4,455,000
Net Revenue	$14,193,000	$13,782,000

Willdan Group, Inc.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Non-GAAP Measure)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Net income	$2,203,000	$2,641,000
Interest expense	23,000	33,000
Income tax benefit	(242,000)	(673,000)
Stock-based compensation	1,064,000	476,000
Interest accretion(1)	338,000	167,000
Depreciation and amortization	1,101,000	919,000
Adjusted EBITDA	$4,487,000	$3,563,000

(1)

Interest accretion represents the imputed interest on the earn-out payments to be paid by us in connection with the acquisitions of Abacus Resource Management Company and substantially all of the assets of 360 Energy Engineers, LLC in January 2015 and the acquisition of Integral Analytics, Inc. in July 2017.

Willdan Group, Inc.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(Non-GAAP Measure)

	Three Months Ended
	March 30,	March 31,
	2018	2017
Net income	$2,203,000	$2,641,000
Adjustment for stock-based compensation	1,064,000	476,000
Adjusted Net Income	3,267,000	3,117,000

Diluted weighted-average shares outstanding	9,185,000	8,854,000

Diluted earnings per share	$0.24	$0.30
Impact of adjustment:
Stock-based compensation, net of tax	0.13	0.07
Adjusted Diluted EPS	$0.37	$0.37

Willdan Group, Inc.

Willdan Group, Inc. and Subsidiaries

Reconciliation of Diluted EPS to Adjusted Diluted EPS Guidance

(Non-GAAP Measure)

	2018 Guidance

	High	Low
Diluted earnings per share	$1.60	$1.70
Stock-based compensation	0.35	0.35
Adjusted Diluted EPS	$1.95	$2.05

Willdan Group, Inc.

Contact:

Willdan Group, Inc.

Stacy McLaughlin

Chief Financial Officer

Tel: 714-940-6300

smclaughlin@willdan.com

Or

Investor/Media Contact

Financial Profiles, Inc.

Tony Rossi

Tel: 310-622-8221

trossi@finprofiles.com